EXHIBIT 16


                                             June 11, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on June 8, 1999, to be filed by our former client, First Chesapeake Financial Corporation. We agree with the statements made in response to that Item insofar as they relate to our Firm.

                                                  Very truly yours,



                                                  BDO Seidman, LLP




                                      -3-